As filed with the Securities and Exchange Commission on May 31, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-0635229 (I.R.S. Employer Identification Number)

6 Chesterfield Gardens London England (Address of Principal Executive Offices)	W1J 5BQ (Zip Code)
Pride International, Inc. 2007 Long-Term Incentive Plan
Pride International, Inc. 1998 Long-Term Incentive Plan
Pride International, Inc. 2004 Directors’ Stock Incentive Plan
Pride International, Inc. 1993 Directors’ Stock Option Plan
(Full Title of the Plan)
DANIEL W. RABUN
Chairman, President and Chief Executive Officer
6 Chesterfield Gardens
London England W1J 5BQ
+44 (0) 20 7659 4660
(Name, address and telephone number of agent for service)
with a copy to:
Roger W. Bivans
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
(214) 978-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered (1)	Share (3)	Price (3)	Fee
American Depositary Shares, each representing one Class A Ordinary Share, U.S. $0.10 par value	1,925,725 (2)	$54.28	$104,528,353	$12,136(4)

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional American Depositary Shares (“ADSs”), each representing one Class A Ordinary Share, U.S. $0.10 par value, of Ensco plc (the “Registrant”), in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the benefit plans described herein.

(2)	Represents the number of the Registrant’s ADSs reserved for issuance in connection with the merger (the “Merger”) of ENSCO Ventures LLC, a wholly owned subsidiary of the Registrant, with and into Pride International, Inc. (“Pride”), as a result of the conversion of Pride’s stock options granted under each of the Pride International, Inc. 2007 Long-Term Incentive Plan, the Pride International, Inc. 1998 Long-Term Incentive Plan, the Pride International, Inc. 2004 Directors’ Stock Incentive Plan and the Pride International, Inc. 1993 Directors’ Stock Option Plan into a right to purchase the Registrant’s ADSs pursuant to the merger agreement.

(3)	Estimated pursuant to Rule 457 under the Securities Act solely for purposes of calculating the registration fee. The maximum offering price per ADS is computed on the basis of the average of the high and low prices of the Registrant’s ADSs on May 23, 2011, as reported by the New York Stock Exchange.

(4)	On March 3, 2011, the Registrant filed a registration statement on Form S-4 (File No. 333-172587) as amended by Amendments 1, 2 and 3, which was declared effective on April 25, 2011, registering the Registrant’s ADSs to be issued in connection with the Merger. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to this registration statement on Form S-8 in the amount of $12,136 is offset by up to $10,212 in registration fees previously paid by the Registrant with respect to 1,695,328 ADSs of the Registrant that were registered but not issued in connection with the Merger. Accordingly, a filing fee of $1,924 is being paid at this time.

INTRODUCTORY STATEMENT
     On 31 May 2011, Ensco plc (“Ensco” or the “Company”) and Pride International, Inc. (“Pride”), consummated the merger (the “Merger”) of ENSCO Ventures LLC, an indirect, wholly-owned subsidiary of Ensco (“Merger Sub”), with and into Pride, with Pride surviving the Merger as an indirect, wholly-owned subsidiary of Ensco, pursuant to that certain Agreement and Plan of Merger dated as of 6 February 2011 (as amended, the “Merger Agreement”), by and among Ensco, Pride, ENSCO International Incorporated, an indirect, wholly-owned subsidiary of Ensco, and Merger Sub.
     Pride’s common stock, par value U.S. $0.01 per share (the “Pride Common Stock”), is no longer outstanding, and each share of Pride Common Stock outstanding at the effective time of the Merger has been converted into the right to receive the consideration described in the Merger Agreement consisting of 0.4778 Ensco American Depositary Shares (“Ensco ADSs”), each Ensco ADS representing one Class A Ordinary Share, U.S. $0.10 par value, and $15.60 in cash.
     In connection with the Merger, and as of the effective time of the Merger, each option (a “Pride Option”) to purchase shares of Pride Common Stock granted under each of the Pride International, Inc. 2007 Long-Term Incentive Plan, the Pride International, Inc. 1998 Long-Term Incentive Plan, the Pride International, Inc. 2004 Directors’ Stock Incentive Plan and the Pride International, Inc. 1993 Directors’ Stock Option Plan (collectively, the “Pride Stock Plans”), that was outstanding and unexercised immediately prior to the effective time of the Merger ceased to represent a right to acquire shares of Pride Common Stock, and was converted into a right to purchase Ensco ADSs (at the equity compensation exchange ratio as determined pursuant to the Merger Agreement), subject to the terms of the applicable Pride Stock Plan and Pride Option award agreement. On 31 May 2011, Ensco assumed all rights and obligations under the Pride Stock Plans as amended prior to the Merger.
     This registration statement has been filed for the purpose of registering the Ensco ADSs issuable upon the exercise of the Pride Options assumed by Ensco pursuant to the Merger Agreement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of this registration statement on Form S-8 will be sent or given to the participants in the Pride Benefit Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents that the Registrant has filed with the Commission are hereby incorporated by reference into this registration statement:
(a)	Ensco’s Annual Report on Form 10-K for the year ended 31 December 2010 (excluding the exhibits furnished as exhibits 32.1 and 32.2);
(b)	Ensco’s Quarterly Report on Form 10-Q for the fiscal quarter ended 31 March 2011 (excluding the exhibits furnished as exhibits 32.1 and 32.2);
(c)	Ensco’s Definitive Proxy Statement on Schedule 14A filed on 5 April 2011;

(d)	Ensco’s Current Reports on Form 8-K filed 7 February 2011, 4 March 2011, 8 March 2011, 16 March 2011, 23 March 2011, 24 March 2011, 2 May 2011, 6 May 2011, 18 May 2011, 25 May 2011 and 31 May 2011 (excluding any information furnished under Items 2.02, 7.01 and 9.01 thereof); and
(e)	Description of Ensco Class A Ordinary Shares, U.S. $0.10 par value, and ADSs contained in Ensco’s Current Report on Form 8-K12B.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interest of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Article 145 of Ensco’s articles of association (the “Articles”) provides:
     145 INDEMNITY
     145.1 To the extent permitted by the Acts and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:
     (a) indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;
     (b) indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme;
     (c) create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 145.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
     145.2 Where a person is indemnified against any liability in accordance with Article 145.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.
     Article 91 of the Articles provides:

     91 INSURANCE
     Subject to the provisions of the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company or of any associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.
     Section 232 of the Companies Act 2006 provides as follows:
     232 PROVISIONS PROTECTING DIRECTORS FROM LIABILITY
     (1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
     (2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—
     (a) section 233 (provision of insurance),
     (b) section 234 (qualifying third party indemnity provision), or
     (c) section 235 (qualifying pension scheme indemnity provision).
     (3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
     (4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.
     Section 233 of the Companies Act 2006 provides as follows:
     233 PROVISION OF INSURANCE
     Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.
     Section 234 of the Companies Act 2006 provides as follows:
     234 QUALIFYING THIRD PARTY INDEMNITY PROVISION
     (1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
     (2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.
     (3) The provision must not provide any indemnity against—
          (a) any liability of the director to pay—
               (i) a fine imposed in criminal proceedings, or
               (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
          (b) any liability incurred by the director—

               (i) in defending criminal proceedings in which he is convicted, or
               (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or
               (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.
     (4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.
     (5) For this purpose—
          (a) a conviction, judgment or refusal of relief becomes final—
               (i) if not appealed against, at the end of the period for bringing an appeal, or
               (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
          (b) an appeal is disposed of—
               (i) if it is determined and the period for bringing any further appeal has ended, or
               (ii) if it is abandoned or otherwise ceases to have effect.
     (6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).
Section 235 of the Companies Act 2006 provides as follows:
     235 QUALIFYING PENSION SCHEME INDEMNITY PROVISION
     (1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
     (2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.
     Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
     (3) The provision must not provide any indemnity against—
          (a) any liability of the director to pay—
               (i) a fine imposed in criminal proceedings, or
               (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
          (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.
     (4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.
     (5) For this purpose—
     (a) a conviction becomes final—

               (i) if not appealed against, at the end of the period for bringing an appeal, or
               (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
          (b) an appeal is disposed of—
               (i) if it is determined and the period for bringing any further appeal has ended, or
               (ii) if it is abandoned or otherwise ceases to have effect.
     (6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.
     Section 239 of the Companies Act 2006 provides as follows:
     239 RATIFICATION OF ACTS OF DIRECTORS
     (1) This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.
     (2) The decision of the company to ratify such conduct must be made by resolution of the members of the company.
     (3) Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.
     (4) Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favor of the resolution by the director (if a member of the company) and any member connected with him.
     This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.
     (5) For the purposes of this section—
          (a) “conduct” includes acts and omissions;
          (b) “director” includes a former director;
          (c) a shadow director is treated as a director; and
          (d) in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).
     (6) Nothing in this section affects—
          (a) the validity of a decision taken by unanimous consent of the members of the company, or
          (b) any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.
     (7) This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.
     Section 1157 of the Companies Act 2006 provides as follows:
     1157 POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES
     (1) If in proceedings for negligence, default, breach of duty or breach of trust against—

          (a) an officer of a company, or
          (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
     (2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—
          (a) he may apply to the court for relief, and
          (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.
     Under Section 250 of the Companies Act 2006, a “director” is defined to include “any person occupying the position of director, by whatever name called.” In the case of Ensco, references in the Companies Act 2006 to a “director” would also include certain officers.
     Ensco has entered into deeds of indemnity (collectively, the “indemnity arrangements”), with each of its directors and executive officers. The indemnity arrangements generally provide that such persons will be indemnified to the fullest extent permitted by applicable law, including with respect to losses suffered or incurred by them, among others, arising out of or in connection with the person’s appointment as a director or officer or serving in such capacity for Ensco or any other member of the Ensco group. The indemnity arrangements also provide for advancement of expenses to the directors and officers in connection with legal proceedings under the conditions described therein. The terms of the indemnity arrangements are subject to certain exceptions or exclusions to the extent required by applicable law, including the repayment of advancement of expenses in certain circumstances.
     Ensco will maintain directors and officers insurance coverage, which, subject to policy terms and limitations, will include coverage to reimburse Ensco for amounts that it may be required or permitted by law to pay directors or officers of Ensco.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
No.	Description
4.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2009, File No. 1-8097).

4.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

4.3	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited, Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement of ENSCO International Limited on Form S-4 (File No. 333-162975) filed on November 9, 2009)

Exhibit
No.	Description
4.4	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097)

4.5	Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10(j) to Pride’s Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-16963).

4.6	First Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 4.7 to Pride’s Registration Statement on Form S-8, Registration No. 333-35093).

4.7	Second Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.10 to Pride’s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13289).

4.8	Third Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.11 of Pride’s Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

4.9	Fourth Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.12 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-13289).

4.10	Fifth Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.13 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-13289).

4.11	Sixth Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.5 to Pride’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, File No. 1-13289).

4.12	Pride International, Inc. 1998 Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.21 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-13289).

4.13	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.1 to Pride’s Current Report on Form 8-K filed with the SEC on December 29, 2006, File No. 1-13289).

4.14	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (with additional provisions) (incorporated by reference to Exhibit 10.4 to the amendment to Pride’s Current Report on Form 8-K/A filed with the SEC on February 16, 2007, File No. 1-13289).

4.15	Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.2 to Pride’s Current Report on Form 8-K filed with the SEC on December 29, 2006, File No. 1-13289).

4.16	Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement (with additional provisions) (incorporated by reference to Exhibit 10.5 to the amendment to Pride’s Current Report on Form 8-K/A filed with the SEC on February 16, 2007, File No. 1-13289).

4.17	Form of 1998 Long-Term Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to Pride’s Current Report on Form 8-K filed with the SEC on December 29, 2006, File No. 1-13289).

Exhibit
No.	Description
4.18	Form of 1998 Long-Term Incentive Plan Restricted Stock Unit Agreement (with additional provisions) (incorporated by reference to Exhibit 10.6 to the amendment to Pride’s Current Report on Form 8-K/A filed with the SEC on February 16, 2007, File No. 1-13289).

4.19	Pride International, Inc. 2004 Directors’ Stock Incentive Plan (as amended and restated) (incorporated by reference to Appendix B to Pride’s Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Stockholders, File No. 1-13289).

4.20	First Amendment to 2004 Directors’ Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Pride’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-13289).

4.21	Form of 2004 Director’s Stock Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Pride’s Current Report on Form 8-K filed with the SEC on January 6, 2005, File No. 1-13289).

4.22	Form of 2004 Director’s Stock Incentive Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.4 to Pride’s Current Report on Form 8-K filed with the SEC on January 6, 2005, File No. 1-13289).

4.23	Form of 2004 Directors’ Stock Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to Pride’s Current Report on Form 8-K filed with the SEC on December 31, 2008, File No. 1-13289).

4.24	Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated) (incorporated by reference to Appendix A to Pride’s Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Stockholders, File No. 1-13289).

4.25	First Amendment to Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated) (incorporated by reference to Exhibit 10.1 to Pride’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, File No. 1-13289).

4.26	Form of 2007 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.1 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.27	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.28	Form of 2007 Long-Term Incentive Plan Performance-Based Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.29	Form of 2007 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (with additional provisions) (incorporated by reference to Exhibit 10.4 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.30	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement (with additional provisions) (incorporated by reference to Exhibit 10.5 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.31	Form of 2007 Long-Term Incentive Plan Performance-Based Restricted Stock Unit Agreement (with additional provisions) (incorporated by reference to Exhibit 10.6 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

Exhibit
No.	Description
4.32	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement with three-year cliff vesting (incorporated by reference to Exhibit 10.2 to Pride’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 1-13289).

4.33	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement with three-year cliff vesting (with additional provisions) (incorporated by reference to Exhibit 10.2 to Pride’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 1-13289).

4.34*	Deed of Assumption by Ensco plc relating to equity incentive plans of Pride International, Inc., dated as of May 26, 2011.

4.35*	Amendment to Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated effective March 16, 2010), effective as of May 31, 2011.

4.36*	Amendment to Pride International, Inc. 2004 Directors’ Stock Incentive Plan (as amended and restated effective March 26, 2008), effective as of May 31, 2011.

4.37*	Amendment to Pride International, Inc. 1998 Long-Term Incentive Plan (as amended and restated effective February 17, 2005), effective as of May 31, 2011.

4.38*	Seventh Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan, effective as of May 31, 2011.

5.1*	Opinion of Baker & McKenzie LLP, London.

15.1*	Letter Regarding Unaudited Interim Financial Information.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc.

23.3*	Consent of Baker & McKenzie LLP, London (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page to this registration statement)

*	Filed herewith
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, on 31st day of May, 2011.

ENSCO PLC
By:	/s/ Daniel W. Rabun
Daniel W. Rabun
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this registration statement appears below hereby appoints Daniel W. Rabun and James W. Swent III, jointly and severally, as his or her attorneys-in-fact, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this registration statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date
/s/ Daniel W. Rabun	Chairman, President and Chief	31 May 2011
Daniel W. Rabun	Executive Officer

/s/ James W. Swent III	Senior Vice President — Chief	31 May 2011
James W. Swent III	Financial Officer

/s/ Michael B. Howe	Vice President — Finance (Corporate)	31 May 2011
Michael B. Howe

/s/ Douglas J. Manko	Controller	31 May 2011
Douglas J. Manko

/s/ J. Roderick Clark	Director	31 May 2011
J. Roderick Clark

/s/ C. Christopher Gaut	Director	31 May 2011
C. Christopher Gaut

/s/ Gerald W. Haddock	Director	31 May 2011
Gerald W. Haddock

/s/ Thomas L. Kelly II	Director	31 May 2011
Thomas L. Kelly II

/s/ Keith O. Rattie	Director	31 May 2011
Keith O. Rattie

/s/ Rita M. Rodriguez	Director	31 May 2011
Rita M. Rodriguez

/s/ Paul E. Rowsey, III	Director	31 May 2011
Paul E. Rowsey, III

/s/ Cary A. Moomjian, Jr.	Company Secretary and Authorized	31 May 2011
Cary A. Moomjian, Jr.	Representative in the United States

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2009, File No. 1-8097).

4.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

4.3	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited, Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement of ENSCO International Limited on Form S-4 (File No. 333-162975) filed on November 9, 2009)

4.4	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097)

4.5	Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10(j) to Pride’s Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-16963).

4.6	First Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 4.7 to Pride’s Registration Statement on Form S-8, Registration No. 333-35093).

4.7	Second Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.10 to Pride’s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13289).

4.8	Third Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.11 of Pride’s Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

4.9	Fourth Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.12 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-13289).

4.10	Fifth Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.13 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-13289).

4.11	Sixth Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.5 to Pride’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, File No. 1-13289).

4.12	Pride International, Inc. 1998 Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.21 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-13289).

4.13	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.1 to Pride’s Current Report on Form 8-K filed with the SEC on December 29, 2006, File No. 1-13289).

Exhibit
No.	Description
4.14	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (with additional provisions) (incorporated by reference to Exhibit 10.4 to the amendment to Pride’s Current Report on Form 8-K/A filed with the SEC on February 16, 2007, File No. 1-13289).

4.15	Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.2 to Pride’s Current Report on Form 8-K filed with the SEC on December 29, 2006, File No. 1-13289).

4.16	Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement (with additional provisions) (incorporated by reference to Exhibit 10.5 to the amendment to Pride’s Current Report on Form 8-K/A filed with the SEC on February 16, 2007, File No. 1-13289).

4.17	Form of 1998 Long-Term Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to Pride’s Current Report on Form 8-K filed with the SEC on December 29, 2006, File No. 1-13289).

4.18	Form of 1998 Long-Term Incentive Plan Restricted Stock Unit Agreement (with additional provisions) (incorporated by reference to Exhibit 10.6 to the amendment to Pride’s Current Report on Form 8-K/A filed with the SEC on February 16, 2007, File No. 1-13289).

4.19	Pride International, Inc. 2004 Directors’ Stock Incentive Plan (as amended and restated) (incorporated by reference to Appendix B to Pride’s Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Stockholders, File No. 1-13289).

4.20	First Amendment to 2004 Directors’ Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Pride’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-13289).

4.21	Form of 2004 Director’s Stock Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Pride’s Current Report on Form 8-K filed with the SEC on January 6, 2005, File No. 1-13289).

4.22	Form of 2004 Director’s Stock Incentive Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.4 to Pride’s Current Report on Form 8-K filed with the SEC on January 6, 2005, File No. 1-13289).

4.23	Form of 2004 Directors’ Stock Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to Pride’s Current Report on Form 8-K filed with the SEC on December 31, 2008, File No. 1-13289).

4.24	Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated) (incorporated by reference to Appendix A to Pride’s Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Stockholders, File No. 1-13289).

4.25	First Amendment to Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated) (incorporated by reference to Exhibit 10.1 to Pride’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, File No. 1-13289).

4.26	Form of 2007 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.1 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.27	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

Exhibit
No.	Description
4.28	Form of 2007 Long-Term Incentive Plan Performance-Based Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.29	Form of 2007 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (with additional provisions) (incorporated by reference to Exhibit 10.4 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.30	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement (with additional provisions) (incorporated by reference to Exhibit 10.5 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.31	Form of 2007 Long-Term Incentive Plan Performance-Based Restricted Stock Unit Agreement (with additional provisions) (incorporated by reference to Exhibit 10.6 to Pride’s Current Report on Form 8-K filed with the SEC on January 29, 2010, File No. 1-13289).

4.32	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement with three-year cliff vesting (incorporated by reference to Exhibit 10.2 to Pride’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 1-13289).

4.33	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement with three-year cliff vesting (with additional provisions) (incorporated by reference to Exhibit 10.2 to Pride’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 1-13289).

4.34*	Deed of Assumption by Ensco plc relating to equity incentive plans of Pride International, Inc., dated as of May 26, 2011.

4.35*	Amendment to Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated effective March 16, 2010), effective as of May 31, 2011.

4.36*	Amendment to Pride International, Inc. 2004 Directors’ Stock Incentive Plan (as amended and restated effective March 26, 2008), effective as of May 31, 2011.

4.37*	Amendment to Pride International, Inc. 1998 Long-Term Incentive Plan (as amended and restated effective February 17, 2005), effective as of May 31, 2011.

4.38*	Seventh Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan, effective as of May 31, 2011.

5.1*	Opinion of Baker & McKenzie LLP, London.

15.1*	Letter Regarding Unaudited Interim Financial Information.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc.

23.3*	Consent of Baker & McKenzie LLP, London (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page to this registration statement)

*	Filed herewith